UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

November 14, 2007

Date of Report (Date of earliest event reported)

SONUS NETWORKS, INC.

(Exact Name of Registrant as Specified in its Charter)

DELAWARE	000-30229	04-3387074
(State or Other Jurisdiction	(Commission File Number)	(IRS Employer
of Incorporation)		Identification No.)

7 TECHNOLOGY PARK DRIVE, WESTFORD, MASSACHUSETTS 01886

(Address of Principal Executive Offices) (Zip Code)

(978) 614-8100

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(e)                                  On November 14, 2007, Sonus Networks, Inc. (the “Company”) entered into a Retention and Restricted Stock Agreement (the “Agreement”) with Hassan M. Ahmed, the Company’s President, Chief Executive Officer and Chairman.

Pursuant to the Agreement, Mr. Ahmed was granted 750,000 shares of restricted stock that will vest on November 14, 2009 subject to Mr. Ahmed’s continued service as an executive or director of the Company. Any unvested restricted stock would be forfeited by Mr. Ahmed in the event of the termination of his employment by the Company for Cause or by Mr. Ahmed without Good Reason, both as defined in the Agreement.

The vesting of a portion of the restricted stock will accelerate based on the achievement of two performance metrics:  (1) 187,500 shares will vest on the date on which the closing price of the Company’s stock exceeds $10.00 per share for 10 consecutive trading days, provided Mr. Ahmed is then an employee or director; and (2) 187,500 shares will vest on the date the Company reports operating results for the fiscal year ending December 31, 2008 with revenue at least equal to the revenue target set forth in the Company’s 2008 operating plan, provided Mr. Ahmed is then an employee or director. In addition, if the Company hires a successor President or Chief Executive Officer or appoints a successor Chairman, 375,000 shares will vest three months after the date on which such successor commences employment or board service, provided Mr. Ahmed assists with transitional matters during such three-month period.

The restricted stock will vest in full upon:  (1) an acquisition of the Company, provided Mr. Ahmed is then an employee or director; (2) the termination of Mr. Ahmed’s employment or removal as Chairman without Cause; (3), the termination of Mr. Ahmed’s employment by Mr. Ahmed for Good Reason other than in connection with the Company’s hiring of a successor President or Chief Executive Officer or appointment of a successor Chairman; or (4) termination of Mr. Ahmed’s employment or service as Chairman as a result of his death or total or partial incapacity due to physical or mental illness.

The Agreement also provides that if Mr. Ahmed’s employment is terminated by the Company without Cause or by Mr. Ahmed for Good Reason, then he will receive:  (1) a lump-sum payment equal to eighteen (18) months base salary and 1.5 times his target annual bonus; (2) eighteen (18) months continued vesting for unvested options; (3) eighteen (18) months to exercise vested options; and (4) continued payment of the cost of health benefits for eighteen (18) months.

The Agreement includes other customary terms relating to the restricted stock grant and severance provision.

The foregoing summary is qualified in its entirety by reference to the Agreement, a copy of which is attached as Exhibit 10.1 to this Current Report on Form 8-K and incorporated herein by reference.

Item 9.01. Financial Statements and Exhibits.

(d)           Exhibits

10.1	Retention and Restricted Stock Agreement between Sonus Networks, Inc. and Hassan M. Ahmed dated November 14, 2007.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: November 19, 2007	SONUS NETWORKS, INC.

By:
/s/ Charles J. Gray
Charles J. Gray
Vice President and General Counsel

Exhibit Index

10.1                        Retention and Restricted Stock Agreement between Sonus Networks, Inc. and Hassan M. Ahmed dated November 14, 2007.